Silver Star Properties REIT, Inc. Shareholder FAQ Conference Call Please listen on the internet at link Or dial 1-866-652-5200 or 1-412-317-6060 Replay available at the website https://silverstarreit.com/ June 19, 2025 1:00 pm CT